NEWS
For Immediate Release

For additional information contact:

Marty Schwenner
Vice President, Chief Financial Officer
Magnetek, Inc.
262-703-4282
mschwenner@magnetek.com

Magnetek Previews First Quarter Results

Menomonee Falls, Wis., October 10, 2011 -Magnetek, Inc. (“Magnetek” or “the Company”, NYSE: MAG) today previewed its expected results for the first quarter of transition period 2011, which ended October 2, 2011.

The Company currently expects revenue for the first quarter of transition period 2011 of approximately $29.0 million, roughly equivalent to bookings during the quarter, compared with the Company's previous revenue expectations of $25.0 million to $26.0 million. The Company attributes the better-than-expected quarterly sales and order rates to continuing strength in its industrial markets, primarily for products with material handling and mining applications.

Given the increase in sales volume over the Company's previous revenue expectations, as well as an improvement in the Company's sales mix, the Company further expects to report net income from continuing operations of $.05 to $.06 per share for the first quarter of transition period 2011.

In its prior year fiscal first quarter, ended on October 3, 2010, the Company recorded revenue of $24.9 million and net income from continuing operations of $0.6 million, or $.02 per share.

The Company expects to release final results for the first quarter of transition period 2011 on or around November 16, 2011.

About Magnetek, Inc.
Magnetek, Inc. provides digital power and motion control systems used in overhead material handling, elevator, and energy delivery applications. The Company is North America's largest supplier of digital drive systems for industrial cranes, hoists, and monorails. Magnetek provides Energy Engineered® drives, radio remote controls, motors, and braking and collision avoidance subsystems to North America's foremost overhead material handling crane builders. The Company is also the world's largest independent builder of highly integrated digital motion control systems for high-rise, high-speed elevators. In energy delivery, Magnetek develops and markets digital power inverters that connect renewable energy sources to the utility grid, and is a leading independent supplier of digital motion control systems for underground coal mining applications. Magnetek is headquartered in Menomonee Falls, WI, in the greater Milwaukee area and operates manufacturing facilities in Pittsburgh, PA, and Canonsburg, PA, as well as Menomonee Falls.

Special Note Regarding Online Availability of Magnetek Releases and Filings
All Magnetek financial news releases and filings with the Security and Exchange Commission (“SEC”) are posted to the Magnetek website. Material and financial releases as well as SEC filings are available at www.magnetek.com. Automatic email alerts for these postings are available from the Investor Relations section of the site. Corporate and general releases as well as product information are also available at www.magnetek.com.
Special Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's anticipated financial results for its first quarter of transition period 2011. These forward-looking statements are based on the Company's expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements. These include, but are not limited to, economic conditions in general, business conditions in material handling, elevator, mining, and renewable energy markets, operating conditions, competitive factors such as pricing and technology, risks associated with acquisitions and divestitures, legal proceedings, unanticipated adjustments to our projected financial results for the first quarter of transition period 2011, and the risk that the Company's ultimate costs of doing business exceed present estimates.  Other factors that could cause actual results to differ materially from expectations are described in the Company's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.